Exhibit 99.2

CERTIFICATION OF THE DIRECTOR OF FINANCE AND TREASURER PURSUANT

TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

The undersigned officer of AutoImmune Inc. (the “Company”) hereby certifies that, as of the date of this statement, the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2003 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of the Company as of and for the three period ended March 31, 2003.

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sabarnes-Oxley Act of 2002. This statement is not “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Act or any other federal or state law or regulation.

Date: May 15, 2003

By: /s/    Heather A. Ellerkamp

Name: Heather A. Ellerkamp

Title: Director of Finance and Treasurer